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                                                                    Exhibit 10.7


                             EMPLOYMENT AGREEMENT
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                                    PARTIES
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     This Employment Agreement (this "Agreement") dated as of the 25th day of
January, 1994, is entered into by and between MILLITECH CORPORATION, a Massachusetts corporation having its principal place of business at South Deerfield Research Park, P.O. Box 109, South Deerfield, Massachusetts 01373 (the "Company") and John L. Youngblood, an individual with an address at 75B Wells Street, Suite 230, Greenfield, Massachusetts 01301 (hereinafter called "Employee").

                              TERMS OF AGREEMENT
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     In consideration of this Agreement and the continued employment of the
Employee by the Company, the parties agree as follows:

     1.  Employment.  The Company hereby employs Employee, on a full-time basis,
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to act as Chief Executive Officer of the Company during the Employment Period and to perform such acts and duties and furnish such services to the Company in connection with and related to that position as is customary for persons with similar positions in like companies, as the Company's Board of Directors shall from time to time reasonably direct. Employee hereby accepts said employment. Employee shall use his best and most diligent efforts to promote the interests of the Company; shall discharge his duties in a highly competent manner; and shall devote his full business time and his best business judgment, skill and knowledge to the performance of his duties and responsibilities hereunder. Employee shall report to the Board of Directors.

     2.  Employment Period.  The Employment Period shall commence on the date
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hereof and shall terminate twenty-four (24) months thereafter, unless the
Employee's employment under this Agreement is terminated earlier pursuant to
Section 3.6, 4 or 5. If Employee shall remain in the employ of the Company beyond the Employment Period in the absence of any other express agreement between the parties, this Agreement shall be deemed to continue on a quarterly basis.

     3.  Compensation and Benefits; Disability.
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         3.1  Salary.  During the Employment Period, the Company shall pay
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Employee a salary at an annualized rate equal to $190,000.00 payable in equal installments pursuant to the Company's customary payroll policies in force at the time of payment (but in no event less frequently than monthly), less required payroll deductions. The Employee's salary may be adjusted upward from time to time in the sole discretion of the Board of Directors of the Company, except that the Employee, if a Director, shall not be entitled to vote thereon.
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         3.2  Discretionary Bonus.  During the Employment Period, the Employee
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may participate in such bonus plan or plans of the Company as the Board of
Directors, acting through its Compensation Committee, may approve for the Employee. Nothing contained in this Section 3.2 shall be construed to require the Board of Directors to approve a bonus plan or in any way grant to Employee the right to receive bonuses not otherwise approved.

         3.3  Company Automobile.  During the Employment Period, the Company
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shall provide employee with a full-sized Company automobile which shall be replaced promptly after (a) the expiration of every three (3) year period after the date hereof or (b) the automobile reaches 60,000 miles, whichever occurs first.

         3.4  Insurance Benefits.  During the Employment Period, the Employee
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shall receive such benefits as customarily provided to other officers and employees of the Company.

         3.5  Vacation.  Employee may take four (4) weeks of said vacation
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during each year at such times as shall be consistent with the Company's vacation policies and (in the Company's judgment) with the Company's vacation schedule for officers and other employees.

         3.6  Disability.  If during the Employment Period, Employee shall
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become ill, disabled or otherwise incapacitated so as to be unable to perform his usual duties (a) for a period in excess of one hundred twenty (120) consecutive days or (b) for more than one hundred eighty (180) days in any consecutive twelve (12) month period, then the Company shall have the right to terminate this Agreement, subject only to applicable laws, on thirty (30) days' notice to Employee. Termination pursuant to this Section 3.6 shall not affect any rights Employee may otherwise have under any disability insurance policies in effect at the time of such termination.

     3.7  Severance Pay.
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          3.7.1  Termination By Company.  In the event the Company terminates
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this Agreement pursuant to Section 5, the Company shall continue to pay Employee his Salary, at his then current rate, for (a) a twelve (12) month period after termination if termination shall occur prior to a Change in Control or an Approved Change in Control or subsequent to an Approved Change in Control (both as hereinafter defined), or (b) a twenty-four (24) month period after termination if termination shall occur after a Change in Control.

          3.7.2  Termination by Employee For "Good Reason."

                 (a) After a Change in Control and provided Employee has Good Reason (as hereinafter defined), Employee may terminate his employment hereunder upon fifteen (15) days written notice to the Company and the Company shall continue to pay Employee his Salary, at his then current rate, for a twelve (12) month period.

                 (b) After an Approved Change in Control and provided Employee has Good Reason, Employee may terminate his employment hereunder upon fifteen
(15) days written notice to the Company and the Company shall continue to pay Employee his

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Salary, at his then current rate, for a six (6) month period and thereafter for one (1) additional six (6) month period or until the Employee shall become employed.

          3.7.3  Definitions.  For purposes of this Section 3.7,
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                 (a)  a "Change in Control" shall mean:

                      (i) A change in "control" [as defined in Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the "Exchange Act")] of the Company which would be required to be reported under either
Section 13 or 14 of the Exchange Act whether or not the Company is then subject to said Act, including a change whereby

                             (A)  any "person" [as such term is used in Sections
13(d) and 14(d) of the Exchange Act] becomes a "beneficial owner" (as defined in Rule 13d-adopted under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

                             (B)  there ceases to be a majority of the Board of
Directors comprised of individuals described in subsection (iii) below.

                      (ii) An "Approved Change in Control" of the Company shall mean a Change in Control that is approved by a majority of the Company's Board of Directors.

                      (iii) For the purposes of Sections 3.7.3(a)(i) and (ii), "Board of Directors" shall mean: (i) individuals who, on the date hereof, constituted the Board of the Company, and (ii) any directors who are elected or nominated for election by a majority of the directors who held such office immediately prior to a Change in Control.

                 (b) "Good Reason" shall mean without the Employee's written consent, the occurrence after a Change in Control of any of the following circumstances unless, in the case of paragraphs (A), (B), (C) or (H), such circumstances constitute an isolated, insubstantial and inadvertent action not taken in bad faith and which are fully remedied by the Company prior to the Employee's last day of employment;

                             (A)  the assignment to the Employee of any duties
inconsistent with the highest position in the Company that the Employee held at any time during the 90-day period immediately preceding the Change in Control of the Company, or a significant adverse alteration in the nature or status of the Employee's responsibilities or the conditions of the employee's employment from those in effect at any time during the 90-day period immediately preceding such Change in Control;

                             (B)  any violation of Section 1 or Section 3.1
through 3.5 of this Agreement;

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                             (C)  the failure by the Company to provide the
Employee with the greatest number of vacation days to which the Employee is entitled in accordance with the Company's normal vacation policy in effect at any time during the 90-day period immediately preceding the Change in Control;

                             (D)  any requirement by the Company or of any
person in control of the Company that the location at which the Employee perform the Employee's principal duties for the Company be (1) outside a radius of 50 miles from the location at which the Employee performed such duties immediately prior to the Change in Control, or (2) more than 25 miles in commuting distance further than the Employee's commuting distance to the location at which the Employee performed such duties immediately prior to the Change in Control;

                             (E)  the failure by the Company to pay to the
Employee any portion of the Employee's current compensation within seven (7) days after such compensation is due;

                             (F)  any requirement by the Company or any person
in control of the Company that the Employee travel on an overnight basis to an extent not substantially consistent with the Employee's business travel obligations immediately prior to the Change in Control;

                             (G)  the failure of the Company to obtain a
satisfactory agreement from any successor to assume and agree to perform the Agreement, as contemplated in Section 9.3; or

                             (H)  any purported termination of the Employee's
employment which is not effected pursuant to the requirements of Section 5 and 8, which purported termination shall not be effective for purposes of this Agreement.

     The Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

     For purposes of this Section 3.7.3(b), any good faith determination of "Good Reason" made by the Employee shall be conclusive.

     4.  Discharge for Cause.  The Company may discharge Employee and terminate
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his employment under this Agreement for cause without further liability to the
Company by a majority vote of the Board of Directors of the Company except that the Employee, if a Director, shall not be entitled to vote thereon. As used in this Section 4, "cause" shall mean any or all of the following:

                      (a) gross or willful misconduct of Employee during the course of his employment;

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                      (b)  conviction of a fraud or felony or any criminal
offense involving dishonesty, breach of trust or moral turpitude during the Employment Period;

                      (c) Employee's breach of any of the material terms of this Agreement.

     5.  Termination Without Cause.  Upon thirty (30) days prior written notice,
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the Company may terminate this Agreement without cause without further liability to the Company except as set forth in Section 3.7 by a majority vote of the Board of Directors of the Company except that the Employee, if a Director, shall not be entitled to vote thereon.

     6.  Expenses.  Pursuant to the Company's customary policies in force at the
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time of payment, Employee shall be promptly reimbursed, against presentation of vouchers or receipts therefor, for all authorized expenses properly incurred by him on the Company's behalf in the performance of his duties hereunder.

     7.  Additional Agreements.  Upon execution of this Agreement, the Employee
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shall execute and deliver to the Company, unless previously delivered, a
Confidential and Proprietary Information Agreement (the "Proprietary Agreement") and an Agreement Not to Compete (the "Noncompetition Agreement") in the forms attached hereto as Exhibits A and B, respectively.

     8.  Notices.  Any notice or communication given by any party hereto to the
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other party or parties shall be in writing and personally delivered or mailed by certified mail, return receipt requested, postage prepaid, to the addresses provided above. All notices shall be deemed given when actually received. Any person entitled to receive notice (or a copy thereof) may designate in writing, by notice to the others, such other address to which notices to such person shall thereafter be sent.

     9.  Miscellaneous.
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         9.1  Entire Agreement.  This Agreement contains the entire
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understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between the parties with respect to such subject matter; provided, however that nothing in this Agreement shall affect the Employee's obligations under the Proprietary Agreement and Noncompetition Agreement.

         9.2  Amendment; Waiver.  This Agreement may not be amended,
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supplemented, cancelled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

         9.3  Binding Effect, Assignment.  Employee's rights or obligations
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under this Agreement may not be assigned by Employee; except that Employee's right to compensation to the earlier of date of death or termination of actual employment shall pass to Employee's

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executor or administrator. The rights and obligations of this Agreement shall bind and inure to the benefit of the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such successor had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         9.4  Headings.  The headings contained in this Agreement are for
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reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.5  Governing Law; Interpretation.  This Agreement shall be construed
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in accordance with and governed for all purposes by the laws and public policy of the Commonwealth of Massachusetts applicable to contracts executed and to be wholly performed within such Commonwealth. Service of process in any dispute shall be effective (a) upon the Company, if service is made on any officer of the Company other than the Employee; (b) upon the Employee, if served at Employee's residence last known to the Company with an information copy to the Employee at any other residence, or care of a subsequent employer, of which the Company may be aware.

         9.6  Further Assurances.  Each of the parties agrees to execute,
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acknowledge, deliver and perform, or cause to be executed, acknowledged, delivered and performed, at any time, or from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be necessary or proper to carry out the provisions or intent of this Agreement.

         9.7  Severability.  If any one or more of the terms, provisions,
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covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be determined by a court of competent jurisdiction to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed, by limiting or reducing it, so as to be enforceable to the extent compatible with then applicable law.

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                                   EXECUTION
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     The parties executed this Agreement as a sealed instrument as of the date first above written, whereupon it became binding in accordance with its terms.

                              MILLITECH CORPORATION


                              By: /s/ William S. Day
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                                      Authorized Officer


                              /s/ John L. Youngblood
                              ---------------------------------
                              John L. Youngblood, Employee

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